AMENDED EXHIBIT A
                       TO THE EXPENSE LIMITATION AGREEMENT
                             DATED NOVEMBER 1, 2007



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                                         EXPENSE
FUND NAME                              LIMITATION         TERMINATION DATE
------------------------------------ ---------------- -------------------------
Multi-Manager Large-Cap                   1.00%             July 1, 2014
Small-Cap Strategy                        0.25%             July 1, 2010
Aggressive Asset Allocation               0.50%             July 1, 2014
Conservative Asset Allocation             0.50%             July 1, 2014

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Amended August 20, 2009